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                                                               Exhibit 10(b)(i)
                               HARRIS CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                     ARTICLE I - PURPOSE AND EFFECTIVE DATE

The Harris Corporation Supplemental Executive Retirement Plan (the "SERP") is intended to provide deferred compensation to a "select group of management or highly compensated employees" (within the meaning of section 201(2) of ERISA) who are eligible to participate in the SERP. The SERP, as amended and restated herein, is effective as of March 1, 2003.

                            ARTICLE II - DEFINITIONS

Each capitalized term used herein shall have the meaning set forth in the Harris Corporation Retirement Plan, except as otherwise set forth below.

2.1. Account - means an account established on the books of the Corporation on behalf of a Participant pursuant to Section 5.1.

2.2. Code - means the Internal Revenue Code of 1986, as amended from time to time.

2.3. Committee - means the Retirement Plan Administrative Committee, the members of which shall be appointed by the committee of the Board of Directors of the Corporation that has the power to appoint and remove such members.

2.4. Compensation - means "Compensation" as defined in the Retirement Plan, except that the dollar limitation imposed on tax-qualified plans under section 401(a)(17) of the Code shall not apply.

2.5. Compensation Committee - means the Management Development and Compensation Committee of the Board of Directors of the Corporation.

2.6. Corporation - means Harris Corporation, a Delaware corporation.

2.7. ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.8. Financial Hardship - means a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or his or her dependent (within the meaning of section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising from events beyond the Participant's control.

2.9. Participant - means an individual who satisfies the requirements of Section
3.1 or 3.2 and, if applicable, files an election form with the Committee pursuant to Article IV.

2.10. Retirement Plan - means the Harris Corporation Retirement Plan, as amended from time to time.

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2.11. SERP - means this Harris Corporation Supplemental Executive Retirement
Plan, as amended from time to time.

                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1. Eligibility. An employee of the Corporation or any of its affiliates shall be eligible to participate in the SERP for any Plan Year if such employee's annual rate of compensation for such Plan Year is at least equal to the threshold amount for SERP participation determined for such year by the Committee in its sole discretion, and such employee either (i) is a participant in the Retirement Plan whose Pre-Tax Contributions, Matching Pre-Tax Contributions or Profit Sharing Contributions under the Retirement Plan are limited by one or more of sections 401(a)(17), 401(k)(3), 401(m)(2)(A), 402(g)
and 415 of the Code, or (ii) is designated by the Committee to be eligible to participate in the SERP. An eligible employee shall become a Participant by completing an election form at the time and in the manner prescribed by the Committee, except that an employee who is eligible to participate solely because the Profit Sharing Contributions allocable to his or her account under the Retirement Plan are limited by either section 415 or 401(a)(17) of the Code shall automatically become a Participant at the time an amount equal to the difference between the amount of the Profit Sharing Contributions made to the Retirement Plan and the amount of the Profit Sharing Contributions that would have been made to the Retirement Plan had the limitations of such Code sections not applied is allocated to such Participant's Account hereunder. As a condition to participation in the SERP, each eligible employee shall agree to receive any distribution payments under the SERP in the form of direct deposit (or other method determined by the Committee).

3.2. Continued Participation. Any individual who was a participant in the SERP on December 31, 1997 shall continue to be a Participant in the SERP as long as he or she has a balance credited to his or her Account.

                           ARTICLE IV - CONTRIBUTIONS

4.1. Account Allocations and Elections.

         (a) Contribution Amounts. A Participant whose Pre-Tax Contributions or Matching Pre-Tax Contributions under the Retirement Plan are limited for a Plan Year by section 401(a)(17), 401(k)(3), 401(m)(2)(A) or 402(g) of the Code shall have amounts credited to his or her Account for the remainder of such Plan Year by completing an election form that (i) in respect of the Pre-Tax Contributions in excess of those that may be allocated to the Participant's account under the Retirement Plan, are determined by applying to the Participant's Compensation the same percentage contribution rate for Pre-Tax Contributions in effect on the date as of which any of such sections of the Code first became applicable to such Pre-Tax Contributions and (ii) in respect of the Matching Pre-Tax Contributions in excess of those that may be allocated to the Participant's account under the Retirement Plan, are determined by applying to the Participant's Compensation the same percentage contribution rate for Pre-Tax Contributions in effect on the date as of which any of such sections of the Code first became applicable to Matching Pre-Tax Contributions. Any amounts of Pre-Tax Contributions, Matching Pre-Tax Contributions or Profit Sharing Contributions that are not credited to the Participant's Retirement Plan account because of a limitation imposed under section 401(a)(17),

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401(k)(3), 401(m)(2)(A), 402(g) or 415 of the Code shall be credited to the
Participant's Account at the time or times any such amount would have been credited to the Participant's Retirement Plan account but for such a limitation.

         (b) Time of Elections. The Committee shall determine the period of time in the beginning of each Plan Year during which eligible employees may elect to participate in the SERP pursuant to Section 4.1(a) or (c) with respect to Compensation not yet earned. Any eligible employee who is hired by the Corporation or any of its affiliates after the end of such period may elect to participate in the SERP for such Plan Year within the first 30 days of his or her employment. Elections to participate in the SERP must be made in the manner prescribed by the Committee.

         (c) Permitted Salary Deferral Elections. In addition to the Compensation under Section 4.1 that a Participant may elect to defer, the Committee, in its sole discretion, may permit a Participant to elect to defer the receipt of any portion of his or her Compensation by completing an election form at the time and in the manner prescribed by the Committee. An amount equal to such portion of the Participant's Compensation shall be credited to his or her Account.

4.2. Special Award Amounts. The Compensation Committee, in its sole discretion, may grant a special award to any Participant, and an amount equal to the award shall be credited to such Participant's Account.

4.3. Transferred Accounts. The Committee, in its sole discretion, may provide that a Participant's Account shall be credited with an amount credited to the Participant under a nonqualified deferred compensation plan maintained by his or her prior employer. If the Committee so provides, then the Committee shall determine the extent to which the Participant shall be vested in the balance of his or her Account attributable to such amount

                      ARTICLE V - ACCOUNTS AND INVESTMENTS

5.1. Establishment of Accounts. An Account shall be established on the books of the Corporation in the name of and on behalf of each Participant. A Participant's Account shall be credited in an amount equal to (i) the Compensation the Participant elected to defer pursuant to Section 4.1, (ii) the Profit Sharing Contribution that was not made to the Retirement Plan because of limitations imposed under sections 401(a)(17) and 415 of the Code, (iii) any special awards granted to the Participant pursuant to Section 4.2, (iv) any amount permitted to be credited to the Participant's Account by the Committee pursuant to Section 4.3, and (v) any deemed investment gains and losses determined pursuant to Section 5.2.

5.2. Account Investments.

         (a) Elections. Each Participant's Account shall be credited with earnings and losses experienced by the investment funds elected by such Participant from among the investment funds designated by the Committee from time to time in accordance with the rules and procedures established by the Committee, except that Participants who are not participants in the Retirement Plan may not direct the investment of their Accounts to reflect the performance of the Harris Stock Fund even if such fund is otherwise available under the SERP.

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         (b)      Investment Elections to Remain in Effect. A Participant's
investment election shall remain in effect until the Participant changes it. If an investment fund selected by a Participant is no longer offered under the SERP and the Participant does not file a new investment election with the Committee, then the portion of the Participant's Account previously deemed invested in such investment fund shall be invested in the Balanced Fund.

         (c) Timing. A Participant's Account shall be credited periodically with amounts equal to the gains and losses that would have been realized by the Corporation if the Account had been invested as it is deemed to be invested.

                     ARTICLE VI - VESTING AND DISTRIBUTIONS

6.1. Vesting. Amounts credited to a Participant's Account pursuant to Section
4.1 (as adjusted for deemed gains and losses pursuant to Section 5.2) shall become vested at the same time and to the same extent as their corresponding contributions to the Retirement Plan become vested. Amounts credited to a Participant's Account pursuant to Sections 4.2 and 4.3 shall become vested as determined by the Committee.

6.2. Time of Payment. A Participant shall commence receiving distributions from his or her Account in January of the calendar year following the later of (i) the calendar year in which such Participant attains age 55 and (ii) the calendar year in which the Participant terminates employment with the Corporation and its affiliates, provided that a Participant who terminates employment before attaining age 55 and whose vested interest in his or her Account at the time of such termination is less than $25,000 (or such other amount as may be designated by the Committee) shall receive a single sum distribution of such vested interest as soon as practicable following his or her termination of employment.

6.3. Form of Distribution.

         (a) Elections. A Participant may elect the form of distribution of his or her vested Account balance by filing an election form with the Committee before October 1st of the calendar year in which such Participant terminates employment with the Corporation and its affiliates, except that if a Participant terminates employment with the Corporation and its affiliates on or after October 1st of a calendar year in connection with a Reduction in Force, then the Participant must elect the form of distribution before the end of such calendar year. A Participant may change a prior election regarding the form of distribution by filing a new election form with the Committee at the time and in the manner permitted by the Committee, provided that such form is received by the Committee no later than a date determined by the Committee within the calendar year prior to the year in which such distribution was to be paid or commence pursuant to the Participant's prior election.

         (b) Available Forms of Distribution. A Participant may elect to receive payment of his or her vested Account balance in any one of the following forms:

                  (1)      a single sum;

                  (2)      installments over a five-year period;

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                  (3)      installments over a seven-year period;

                  (4)      installments over a ten-year period; or

                  (5)      installments over a fifteen-year period.

Installment payments shall be made annually, unless the annual installment amount would be greater than the threshold amount established by the Committee in its sole discretion from time to time ($250,000 for 2003).

         (c) Default Form of Distribution. A Participant who has not filed an election under Section 6.3(a) shall receive the distribution of his or her vested Account balance in installments over ten years.

         (d) De Minimus Amounts. Notwithstanding Section 6.3(b), if a Participant's vested interest in his or her Account is less than an amount determined by the Committee, in its sole discretion, from time to time ($25,000 for 2003) that is applied uniformly to all Participants who become entitled to a distribution after the Committee makes such a determination, then the Participant's vested interest in his or her Account shall be paid in a single sum as soon as reasonably practicable after the Participant becomes entitled to a distribution.

6.4. Reemployment. Installment payments to a Participant shall cease upon such Participant's reemployment by the Corporation or one of its affiliates. The Participant's remaining vested interest in his or her Account shall be distributed to the Participant upon his or her subsequent termination of employment with the Corporation and its affiliates according to the Participant's most recent election made pursuant to Section 6.3.

6.5. Death. If a Participant shall die before the entire vested interest of his or her Account is distributed, then the remaining vested interest shall be paid, in the manner such vested interest would have been paid to the Participant, to the beneficiary or the beneficiaries designated by the Participant on the form and in the manner prescribed by the Committee. A Participant may revoke or change his or her beneficiary designation at any time by filing a new beneficiary designation form with the Committee. If a Participant does not designate a beneficiary under the SERP or if no designated beneficiary survives the Participant, then the vested interest of his or her Account shall be distributed to the Beneficiary or Beneficiaries entitled to his or her accounts under the Retirement Plan (or who would be so entitled if the Participant had Retirement Plan accounts).

6.6. Financial Hardship. A Participant may request a payment of all or a portion of his or her vested Account interest on account of a Financial Hardship by submitting a written request to the Committee accompanied by documentation evidencing the Financial Hardship. The Committee shall review the request and shall determine, in its sole discretion, whether a Financial Hardship exists. Any payment on account of the Participant's Financial Hardship shall be limited to an amount that the Committee, in its sole discretion, determines is reasonably necessary to satisfy the Participant's Financial Hardship needs.

6.7. Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control, each Participant's vested interest in his or her Account shall be either

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distributed to such Participant in a single sum as soon as practicable or transferred (or retained) in a grantor trust established by the Corporation and distributed in accordance with the Change in Control election on file with the Committee. A Participant may change his or her election under this Section 6.7 by filing a new election form with the Committee at the time and in the manner permitted by the Committee, provided that such election form is received by the Committee by the earlier of (i) October 1st of the calendar year before the year in which such Change in Control occurs and (ii) the last date the Committee, in its sole discretion, determines that the Participant was not likely to be aware that a Change in Control was pending. The provisions of this Section 6.7 may not be amended after the date of a Change in Control without the written consent of a majority of those individuals with an Account balance under the SERP on the date of such Change in Control.

6.8. Overpayments of Installments. In the event that a payment is made with respect to a Participant's Account which exceeds the amount to which the Participant is entitled, future installment payments shall be reduced in any manner which the Committee, in its sole discretion, deems equitable.

6.9. Withholding for Taxes. For each calendar year in which a Participant's Compensation is reduced pursuant to the Participant's election under the SERP, the Corporation shall withhold from the Participant's payments of compensation for such year any taxes imposed upon the Participant pursuant to section 3121(v) of the Code in respect to the amount by which the Participant's Compensation is reduced. The Corporation shall have the right to deduct any federal, state or local income, employment or other taxes required by law to be withheld with respect to any payments to be made under the SERP, and to withhold such amounts from any payment otherwise due the Participant (or his or her beneficiary).

                          ARTICLE VII - ADMINISTRATION

7.1. Authority of Committee. The SERP shall be administered by the Committee. The Committee shall, in its sole and absolute discretion, have the complete authority to interpret the SERP, to adopt rules for carrying out the purposes of the SERP and to make all other determinations necessary or advisable for the administration of the SERP. To the extent practicable, the SERP shall be administered in a manner consistent with the administration of the Retirement Plan. Nevertheless, any decision or interpretation of any provision of the SERP made by the Committee shall be final and conclusive, and shall be binding on all Participants (and their beneficiaries). A Participant who has any authority to make any SERP administrative decisions may not participate in any such decision that may affect his or her rights or obligations under the SERP, unless the decision affects all Participants.

7.2. Delegation of Authority. The Committee may delegate any of its responsibilities, powers or duties under the SERP to any person or committee. The Committee or its delegate may employ such attorneys, agents and advisors as the Committee or such delegate may deem necessary or advisable to assist it in carrying out its duties hereunder.

7.3. Liability. No member of the Committee and no person to whom the Committee has delegated any responsibility, power or duty under the SERP shall be liable for any action or

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failure to act under this SERP, except where such action or failure to act was due to gross negligence or fraud.

                        ARTICLE VIII - GENERAL PROVISIONS

8.1. Amendment and Termination. Subject to Section 6.7, the committee of the Board of Directors of the Corporation that has the power to amend or terminate the SERP may do so at any time, provided that no amendment or termination of the SERP shall reduce or cancel the amount credited to any Participant's Account.

8.2. Anti-Alienation. A Participant's rights and interest under the SERP may not be assigned or transferred except by will or the laws of descent or distribution, or as may be required under ERISA pursuant to a qualified domestic relations order. Any other purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under the SERP shall not be permitted or recognized and shall be void.

8.3. Funding. The Corporation may, but is not required to, establish a trust to fund the amounts credited to Accounts under this SERP, provided that the assets in such trust shall be subject to the claims of the Corporation's general creditors in the event of insolvency. Any payments pursuant to the SERP shall be made out of the general assets of the Corporation, and Participants (and beneficiaries) shall have no interest in any fund or specific asset of the Corporation. The rights of each Participant (and beneficiary) to any payments under the SERP shall be solely those of any unsecured creditor of the Corporation.

8.4. Severability. If any provision of the SERP is found illegal or invalid by any court having proper jurisdiction, then such provision shall be construed by such court to reflect most nearly the Corporation's original intent in adopting the SERP, consistent with applicable law, and the illegality or invalidity shall not affect the remaining provisions of the Plan.

8.5. Not a Contract of Employment. The SERP shall not constitute a contract of employment or in any manner obligate the Corporation to continue the employment of any employee.

8.6. Successors and Assigns. The provisions of the SERP shall bind and inure the Corporation and its successors and assigns, as well as each Participant and beneficiary.

8.7. Construction. The SERP shall be construed in accordance with the laws of the State of Florida.

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                  IN WITNESS WHEREOF, Harris Corporation has caused this
instrument to be executed by its duly authorized officer on this 3rd day of March, 2003.

                                         HARRIS CORPORATION

                                         By:  /s/ Jeffrey P. Morrill
                                             ---------------------------------

                                         Title: Assistant Treasurer

ATTEST:

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